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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 pursuant to Rule 462(b) of our reports dated October 14, 1999 relating to the financial statements and financial statement schedule listed in the Index at item 16(b) of Classic Communications. Inc., which appear in the Registration Statement on Form S-1 (Registration No. 333-89295). We also consent to the reference to us under the heading "Experts" and "Selected Historical Consolidated Financial Data-Classic Communications, Inc." in the Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Austin, Texas
December 8, 1999